                                                                    EXHIBIT 99.1


                              [VERITAS LETTERHEAD]



   VERITAS DELAYS FILING OF 2003 FORM 10-K; WILL RESTATE FINANCIAL STATEMENTS
            FOR 2001 AND 2002, AND REVISE REPORTED RESULTS FOR 2003

                           REAFFIRMS Q1 2004 GUIDANCE

MOUNTAIN VIEW, CALIF. - MARCH 15, 2004 - VERITAS Software Corporation (NASDAQ:
VRTS) today announced that it will delay filing its annual report on Form 10-K for the year ended December 31, 2003, to restate the Company's financial statements for the years ended December 31, 2001 and December 31, 2002. The restatement is the result of an internal investigation, initiated by management and under the supervision of the audit committee of the Board of Directors, with the assistance of independent legal and accounting experts. The financial statements for the year ended December 31, 2003 will be revised to reflect corrections of the prior periods and the settlement finalized today of tax audits related to the Company's 2000 acquisition of Seagate Technology.

On a preliminary basis, the restatement is expected to decrease 2001 revenues in the range of $1 million to $5 million from the previously reported $1.49 billion and to increase 2002 revenues in the range of $5 million to $10 million from the previously reported $1.51 billion. The Company expects that 2001 GAAP net loss will decrease and non-GAAP net income will increase in the range of $5 million to $10 million from the previously reported GAAP net loss of $642 million and non-GAAP net income of $291 million. The Company expects that 2002 net income will decrease in the range of $5 million to $10 million from the previously reported GAAP net income of $57 million and non-GAAP net income of $256 million.

As a result of the adjustments to the prior periods, the Company also expects, on a preliminary basis, that revenues for the year ended December 31, 2003 will decrease in the range of $10 million to $15 million from the previously announced $1.77 billion. Net income for the same period is expected to decrease in the range of $15 million to $20 million from the previously announced GAAP net income of $274 million and non-GAAP net income of $353 million.


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VERITAS DELAYS FILING OF 2003 FORM 10-K
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A further, and unrelated, adjustment will be required by the settlement finalized today by federal taxing authorities of tax audits related to the Company's 2000 acquisition of Seagate Technology. This settlement will result in an increase to 2003 net income of approximately $95 million. The combined impact of these adjustments is expected to increase 2003 GAAP net income in the range of $75 million to $80 million.

The restatement and other adjustments will not affect the Company's reported cash flows or cash balances for any of these periods.

The investigation began as an internal matter reviewed in accordance with the Company's corporate governance processes, which ultimately led to an independent forensic accounting and legal investigation under the supervision of the audit committee of the Board of Directors. This investigation concluded on March 12, 2004 and identified certain accounting practices not in compliance with generally accepted accounting principles during 2002, 2001 and prior periods under the direction of former financial management. These practices included the incorrect deferral of professional services revenue and the unsubstantiated accrual of certain expenses, which had a positive impact in some periods and a negative impact in others. In addition, accounts receivables and deferred revenue were overstated by approximately $7 million at June 30, 2002. The expected adjustments for 2003 are primarily a consequence of correcting errors from the prior periods.

"Upon conclusion of the investigation, we decided that restating our reported financial statements was the appropriate course of action," said Gary Bloom, president, chairman and CEO. "The Company is committed to accurate financial reporting and our financial leadership has been substantially improved since the arrival of Ed Gillis, our chief financial officer, in November 2002."

"While today's announcement is unfortunate, it does not change the fundamental strength of our business, as we drive the company to a target of $2 billion in revenue in 2004," Bloom continued. "We remain comfortable with our guidance for the first quarter, which included revenue in the range of $455 to $470 million and diluted earnings per share of $0.17 to $0.20, on a GAAP basis, and $0.18 to $0.21 on a non-GAAP basis."


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VERITAS DELAYS FILING OF 2003 FORM 10-K
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The adjustments referred to in this announcement are preliminary estimates, and because the reaudit has not been completed further adjustments may be required for these or other periods. The Company expects to file its Form 10-K during the June quarter.

The Company has notified the Securities and Exchange Commission of the internal investigation and will cooperate regarding this matter.

As a result of the Company's delay in filing its Form 10-K for 2003, the Company expects to receive notification from NASDAQ that it is not in compliance with the filing requirements for continued listing on NASDAQ and that its securities could be subject to delisting from the NASDAQ National Market. In addition, the Company anticipates that NASDAQ may change the Company's trading symbol from "VRTS" to "VRTSE." The Company expects to remedy its filing deficiency before NASDAQ delists its securities, but there can be no assurance that NASDAQ will grant a request for continued listing.

The Company will hold a conference call today at 10:00 am. Pacific Time, 1:00 p.m. Eastern Time. The conference call will be available to all investors. The telephone dial-in number for access to the live call is (800) 946-0719, passcode: 613486. A live web cast will also be available at www.veritas.com, Investor section. In addition, a replay will be available via audio Webcast at www.veritas.com, Investor section, beginning on Monday, March 15 at 12:00 p.m. Pacific Time until June 2004 and via telephone at (719) 457-0820, replay code:
613486.


About VERITAS Software

VERITAS Software ranks among the top 10 software companies in the world. VERITAS Software is the world's leading storage software company, providing data protection, storage management, high availability, application performance management and disaster recovery software to 99 percent of the Fortune 500. VERITAS Software's corporate headquarters is located at 350 Ellis Street, Mountain View, CA, 94043, tel: 650-527-8000, fax: 650-527-8050, e-mail:
vx-sales@veritas.com, Web site: www.veritas.com.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

Non-GAAP net income does not include charges related to purchase accounting adjustments, which include the write-off of in-process research and development and amortization of intangibles, facilities restructuring charges, losses on disposal of assets, acquisition and restructuring (costs) reversals, gains and losses on strategic investments, stock based compensation, the write off of debt issuance costs and the adoption of FASB Interpretation Number 46, "Consolidation of Variable Interest Entities", and related adjustments for income tax provisions totaling $934 million, $199 million, and $78 million, net of taxes for the years ended


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VERITAS DELAYS FILING OF 2003 FORM 10-K
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December 31, 2001, 2002, and 2003 respectively. Additional information regarding previously announced non-GAAP financial information can be found on the Investor Relations page of the Company's website at www.veritas.com.


SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to estimated adjustments to and the impact on historical financial statements of the Company. These forward-looking statements involve a number of risks and uncertainties, including: the risk of possible changes in the scope and nature of, and the time required to complete, the reaudit of the Company's financial statements; uncertainties regarding the extent to which prior period financial statements will be restated upon completion of the reaudit; uncertainties and risks as to the SEC's investigation of these or other matters affecting the Company; uncertainties as to continued listing of the Company's common stock on the NASDAQ National Market; uncertainty as to the timing of the Company's filing of its Form 10-K; the risk that economic conditions generally or IT spending specifically may decline and cause a reduction in customer demand for the Company's products and services; and the risk that the Company will not gain market acceptance for its products and services; the risk that the Company may lose market share to existing or new competitors; s. These and other factors could cause our actual results to differ materially from what we project in our forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent periodic reports on Form 10-Q for the quarter ended September 30, 2003 and Form 10-K for the year ended December 31, 2002, which are on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.



                                      # # #

PRESS CONTACT:
Marlena Fernandez, Corporate Communications, VERITAS Software
(650) 527-3778, marlena.fernandez@veritas.com

INVESTOR CONTACT:
Renee Budig, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com